Exhibit 99.6

PHC, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(unaudited)

	SEPTEMBER 30, 2011	JUNE 30, 2011
ASSETS
Current assets:
Cash and cash equivalents	$3,260,766	$3,668,521
Accounts receivable, net of allowance for doubtful accounts of $7,569,270 at September 30, 2011 and $5,049,892 at June 30, 2011	12,465,615	11,078,840
Prepaid expenses	1,077,138	561,044
Prepaid income taxes	827,297	—
Other receivables and advances	2,956,556	2,135,435
Deferred income tax asset – current	1,919,435	1,919,435

Total current assets	22,506,807	19,363,275
Accounts receivable, non-current	80,019	27,168
Other receivables	27,539	43,152
Property and equipment, net	14,012,528	4,713,132
Deferred income tax asset – non-current	647,743	647,743
Deferred financing costs, net of amortization of $163,133 and $729,502 at September 30, 2011 and June 30, 2011	1,324,329	549,760
Goodwill	10,446,569	969,098
Other assets	2,779,593	1,968,662

Total assets	$51,825,127	$28,281,990

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,522,104	$2,890,362
Current maturities of long-term debt	235,000	348,081
Revolving credit note, current	—	1,814,877
Current portion of obligations under capital leases	47,549	19,558
Accrued payroll, payroll taxes and benefits	2,571,634	2,026,911
Accrued expenses and other liabilities	1,665,285	2,237,982
Income taxes payable	—	129,160

Total current liabilities	7,041,572	9,466,931

Long-term debt, net of current maturities	26,206,250	56,702
Obligations under capital leases, net of current portion	46,267	—
Long-term accrued liabilities	853,545	843,296

Total liabilities	34,147,634	10,366,929

Stockholders’ equity:
Preferred Stock, 1,000,000 shares authorized, none issued or outstanding	—	—
Class A common stock, $.01 par value, 30,000,000 shares authorized, 19,985,772 and 19,978,211 shares issued at September 30, 2011 and June 30, 2011, respectively	199,858	199,782
Class B common stock, $.01 par value, 2,000,000 shares authorized, 773,717 issued and outstanding at September 30, 2011 and June 30, 2011, each convertible into one share of Class A common stock	7,737	7,737
Additional paid-in capital	28,266,988	28,220,835
Treasury stock, 1,214,093 shares of Class A common stock at September 30, 2011 and June 30, 2011, respectively, at cost	(1,808,734)	(1,808,734)
Accumulated deficit	(8,988,356)	(8,704,559)

Total stockholders’ equity	17,677,493	17,915,061

Total liabilities and stockholders’ equity	$51,825,127	$28,281,990

See Notes to Condensed Consolidated Financial Statements

PHC, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

	THREE MONTHS ENDED SEPTEMBER 30,
	2011	2010
Revenues:
Patient care, net	$19,337,364	$14,233,822
Contract support services	1,346,937	837,598

Total revenues	20,684,301	15,071,420

Operating expenses:
Patient care expenses	10,466,148	7,023,722
Cost of contract support services	1,069,527	707,775
Provision for doubtful accounts	1,263,017	1,003,462
Administrative expenses	7,360,632	5,100,069

Total operating expenses	20,159,324	13,835,028

Income from operations	524,977	1,236,392

Other income (expense):
Interest income	82,676	40,594
Other income	33,822	38,988
Interest expense	(1,065,542)	(80,332)

Total other income (expense), net	(949,044)	(750)

(Loss) income before provision for income taxes	(424,067)	1,235,642
Income tax benefit	(140,270)	557,027

Net (loss) income	$(283,797)	$678,615

Basic net (loss) income per common share	$(0.01)	$0.03

Basic weighted average number of shares outstanding	19,540,218	19,532,095

Diluted net (loss) income per common share	$(0.01)	$0.03

Diluted weighted average number of shares outstanding	19,540,218	19,603,138

See Notes to Condensed Consolidated Financial Statements.

PHC, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	FOR THE THREE MONTHS ENDED SEPTEMBER 30,
	2011	2010
Cash flows from operating activities:
Net income (loss)	$(283,797)	$678,615
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	358,816	268,397
Non-cash interest expense	163,133	36,633
Earnings from investments in unconsolidated subsidiaries	(6,630)	(13,411)
Non-cash stock based compensation	30,149	49,023
Provision for doubtful accounts	1,263,017	1,003,462
Changes in:
Accounts receivable and other receivable	(1,801,382)	(2,104,446)
Prepaid expenses, prepaid income taxes and other current assets	(1,246,257)	(194,982)
Other assets	70,015	8,735
Accounts payable	(525,742)	(54,070)
Accrued expenses and other liabilities	(298,425)	(459,305)

Net cash used in operating activities	(2,277,103)	(781,349)

Cash flows from investing activities:
Acquisition of property and equipment	(109,607)	(361,002)
Purchase of licenses	(522)	(10,400)
Equity investment in unconsolidated subsidiaries	15,240	—
Principal receipts on note receivable	90,012	—
Cash used in Meadowwood acquisition	(21,500,000)	—

Net cash used in investing activities	(21,504,877)	(371,402)

Cash flows from financing activities:
Revolving debt proceeds	3,000,000	—
Payments on revolving term debt	(1,814,877)	(103,084)
Proceeds from borrowing on long-term debt	23,500,000	—
Principal payments on long-term debt	(389,275)	(113,764)
Deferred financing cost	(937,702)	—
Proceeds from issuance of common stock, net	16,079	8,754
Purchase of treasury stock	—	(112,997)

Net cash provided by (used in) financing activities	23,374,225	(321,091)

Net decrease in cash and cash equivalents	(407,755)	(1,473,842)
Beginning cash and cash equivalents	3,668,521	4,540,278

Ending cash and cash equivalents	$3,260,766	$3,066,436

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$880,257	$43,699

Income taxes	797,100	676,825

See Notes to Condensed Consolidated Financial Statements

PHC, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

September 30, 2011

(unaudited)

Note A—The Company

PHC, Inc. (the “Company”) is incorporated in the Commonwealth of Massachusetts. The Company is a national health care company, which operates subsidiaries specializing in behavioral health services including the treatment of substance abuse, which includes alcohol and drug dependency and related disorders and the provision of psychiatric services. The Company also operates help lines for employee assistance programs, call centers for state and local programs and provides management, administrative and online behavioral health services. The Company primarily operates under three business segments:

Behavioral health treatment services, including two substance abuse treatment facilities: Highland Ridge Hospital, located in Salt Lake City, Utah, which also treats psychiatric patients, and Mount Regis Center, located in Salem, Virginia, and twelve psychiatric treatment locations which include Harbor Oaks Hospital, a 71-bed psychiatric hospital located in New Baltimore, Michigan, Detroit Behavioral Institute, a 66-bed residential facility located in Detroit, Michigan, Seven Hills Hospital, a 55-bed psychiatric hospital in Las Vegas, Nevada, MeadowWood Behavioral Health, a 58-bed psychiatric hospital in New Castle, Delaware and eight outpatient behavioral health locations (one in New Baltimore, Michigan operating in conjunction with Harbor Oaks Hospital, one in Monroeville, Pennsylvania operating as Wellplace, three in Las Vegas, Nevada operating as Harmony Healthcare and three locations operating as Pioneer Counseling Center in the Detroit, Michigan metropolitan area);

Call center and help line services (contract services), including two call centers: one operating in Midvale, Utah and one in Detroit, Michigan. The Company provides help line services through contracts with major railroads and a call center contract with the State of Michigan. The call centers both operate under the brand name, Wellplace; and

Behavioral health administrative services, including delivery of management and administrative and online services. The parent company provides management and administrative services for all of its subsidiaries and online services for its behavioral health treatment subsidiaries and its call center subsidiaries. It also provides behavioral health information through its website Wellplace.com.

Note B—Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“USGAAP”) for interim financial information and in accordance with Regulation S-X. Accordingly, they do not include all of the information and notes required by USGAAP for complete financial statements. The balance sheet at June 30, 2011 has been derived from the audited consolidated balance sheet at that date. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three months ended September 30, 2011 are not necessarily indicative of the results that may be expected for the year ending June 30, 2012. The accompanying financial statements should be read in conjunction with the June 30, 2011 consolidated financial statements and notes thereto included in this Registration Statement.

Estimates and assumptions

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Such estimates include patient care billing rates, realizability of receivables from third-party payors, rates for Medicare and Medicaid and the realization of deferred tax benefits and the valuation of goodwill, which represents a significant portion of the estimates made by management.

Revenue Recognition

The Company bills for its inpatient behavioral healthcare services upon discharge and for its outpatient facilities daily. In all cases, the charges are contractually adjusted at the time of billing using adjustment factors based on agreements or contracts with the insurance carriers and the specific plans held by the individuals. This method may still require additional adjustment based on ancillary services provided and deductibles and copays due from the individuals which are estimated at the time of admission based on information received from the individual. Adjustments to these estimates are recognized as adjustments to revenue during the period identified, usually when payment is received.

The Company’s policy is to collect estimated co-payments and deductibles at the time of admission. Payments are made by way of cash, check or credit card. If the patient does not have sufficient resources to pay the estimated co-payment in advance, the Company’s policy is to allow payment to be made in three installments—one third due upon admission, one third due upon discharge and the balance due 30 days after discharge. At times, the patient is not physically or mentally stable enough to comprehend or agree to any financial arrangement. In this case, the Company will make arrangements with the patient once his or her condition is stabilized. At times, this situation will require the Company to extend payment arrangements beyond the three payment method previously outlined. Whenever extended payment arrangements are made, the patient, or the individual who is financially responsible for the patient, is required to sign a promissory note to the Company, which includes interest on the balance due.

Contract support service revenue is a result of fixed fee contracts to provide telephone support. Revenue for these services is recognized ratably over the service period. All revenues and receivables from our contract services division are based on a prorated monthly allocation of the total contract amount and usually paid within 30 days of the end of the month.

Note C—Stock-Based Compensation

The Company has three active stock plans: a stock option plan, an employee stock purchase plan and a non-employee directors’ stock option plan.

The stock option plan provides for the issuance of a maximum of 1,900,000 shares of Class A common stock of the Company pursuant to the grant of incentive stock options to employees or nonqualified stock options to employees, directors, consultants and others whose efforts are important to the success of the Company. Subject to the provisions of this plan, the compensation committee of the Board of Directors (the “Board”) has the authority to select the optionees and determine the terms of the options including: (i) the number of shares, (ii) option exercise terms, (iii) the exercise or purchase price (which in the case of an incentive stock option will not be less than the market price of the Class A common stock as of the date of grant), (iv) type and duration of transfer or other restrictions and (v) the time and form of payment for restricted stock upon exercise of options.

The employee stock purchase plan provides for the purchase of Class A common stock at 85 percent of the fair market value at specific dates, to encourage stock ownership by all eligible employees. A maximum of 500,000 shares may be issued under this plan.

The non-employee director’s stock option plan provides for the grant of non-statutory stock options automatically at the time of each annual meeting of the Board. Under the plan, a maximum of 350,000 shares may be issued. Each outside director is granted an option to purchase 20,000 shares of Class A common stock, annually, at fair market value on the date of grant, vesting 25% immediately and 25% on each of the first three anniversaries of the grant and expiring ten years from the grant date.

The Company follows the provisions of Financial Accounting Standards Board (“FASB”) Auditing Standards Codification (“ASC”)—“Compensation—Stock Compensation” (“ASC 718”). Under the provisions of ASC 718, the Company recognizes the fair value of stock compensation as expense, over the requisite service period of the individual grantees, which generally equals the vesting period. All of the Company’s stock compensation is accounted for as equity instruments and there have been no liability awards granted. Any income tax benefit related to stock compensation will be shown under the financing section of the statement of cash flows. Based on the Company’s historical voluntary turnover rates for individuals in the positions who received options in the period, there was no forfeiture rate assumed. It is assumed these options will remain outstanding for the full term of issue. Under the true-up provisions of ASC 718, a recovery of prior expense will be recorded if the actual forfeiture is higher than estimated.

Under the provisions of ASC 718, the Company recorded $30,149 and $37,397 of stock-based compensation on its consolidated condensed statement of operations for the three months ended September 30, 2011 and 2010.

The Company had the following activity in its stock option plans for the three months ended September 30, 2011:

	NUMBER OF SHARES	WEIGHTED-AVERAGE EXERCISE PRICE PER SHARE	INTRINSIC VALUE AT SEPTEMBER 30, 2011
Balance—June 30, 2011	1,287,250	$1.83
Granted	—	—
Exercised	—	—
Expired	31,250	1.26

Balance—September 30, 2011	1,256,000	$1.85	$861,788

Exercisable	1,021,686	$1.97	$620,483

There were no options exercised during the three months ended September 30, 2011.

The following summarizes the activity of the Company’s stock options that have not vested for the three months ended September 30, 2011.

	NUMBER OF SHARES	WEIGHTED- AVERAGE FAIR VALUE
Non-vested at July 1, 2011	253,064	$.83
Granted	—	—
Expired	18,750	.69
Vested	—	—

Non-vested at September 30, 2011	234,314	$.84

The compensation cost related to the fair value of the options outstanding at September 30, 2011 of approximately $138,977 will be recognized as these options vest over the next three years.

The Company utilizes the Black-Scholes valuation model for estimating the fair value of the stock compensation granted. There were no options granted under the stock option plans for the three months ended September 30, 2011 or September 30, 2010.

Note D—Fair Value Measurements:

ASC 820-10-65, “Fair Value Measurements and Disclosures”, defines fair value, provides guidance for measuring fair value and requires certain disclosures. This statement applies under other accounting pronouncements that require or permit fair value measurements. The statement indicates, among other things, that a fair value measurement assumes that a transaction to sell an asset or transfer a liability occurs in the principal market for the asset or liability or, in the absence of a principal market, the most advantageous market for the asset or liability. ASC 820-10-65 defines fair value based upon an exit price model. ASC 820-10-65 discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow), and the cost approach (cost to replace the service capacity of an asset or replacement cost).

The statement utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

■	Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

■

Level 2: Inputs, other than quoted prices, that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

■	Level 3: Unobservable inputs that reflect the reporting entity’s own assumptions.

The Company had money market funds stated at fair market value of $585,250 and $516,573 at September 30, 2011 and June 30, 2011, respectively, that were measured using Level 1 inputs.

Note E—Business Segment Information

The Company’s behavioral health treatment services have similar economic characteristics, services, patients and clients. Accordingly, all behavioral health treatment services are reported on an aggregate basis under one segment. The Company’s segments are more fully described in Note A above. Residual income and expenses from closed facilities are included in the administrative services segment. The following summarizes the Company’s segment data:

	TREATMENT SERVICES	CONTRACT SERVICES	ADMINISTRATIVE SERVICES	ELIMINATIONS	TOTAL
For the three months ended September 30, 2011
Revenue–external customers	$19,337,364	$1,346,937	$—	$—	$20,684,301
Revenues—intersegment	1,171,618	—	1,452,735	(2,624,353)	—
Segment net income (loss)	2,663,826	285,588	(3,233,211)	—	(283,797)
Capital expenditures	100,141	1,870	7,596	—	109,607
Depreciation & amortization	292,521	20,736	45,559	—	358,816
Interest expense	7,153	—	1,058,389	—	1,065,542
Income tax benefit	—	—	(140,270)	—	(140,270)

	TREATMENT SERVICES	CONTRACT SERVICES	ADMINISTRATIVE SERVICES	ELIMINATIONS	TOTAL
For the three months ended September 30, 2011 (continued)
Identifiable assets	43,108,519	1,145,687	7,570,921	—	51,825,127
Goodwill	10,446,569	—	—	—	10,446,569

	TREATMENT SERVICES	CONTRACT SERVICES	ADMINISTRATIVE SERVICES	ELIMINATIONS	TOTAL
For the three months ended September 30, 2010
Revenue–external customers	$14,233,822	$837,598	$—	$—	$15,071,420
Revenues—intersegment	1,053,789	—	1,293,105	(2,346,894)	—
Segment net income (loss)	2,140,233	129,823	(1,591,441)	—	678,615
Capital expenditures	353,099	5,303	2,600	—	361,002
Depreciation & amortization	208,756	19,851	39,790	—	268,397
Interest expense	40,599	—	39,733	—	80,332
Income tax expense	—	—	557,027	—	557,027
At June 30, 2011
Identifiable assets	19,523,739	1,250,903	7,507,348	—	28,281,990
Goodwill	969,098	—	—	—	969,098

Note F—Income Taxes

FASB ASC 740, “Income Taxes” (“ASC 740”), prescribes a comprehensive model for the financial statement recognition, measurement, presentation, and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. ASC 740 required that a change in judgment related to prior years’ tax positions be recognized in the quarter of the change. The Company recognized no material adjustment in the liability for unrecognized tax benefits.

We recognize interest and penalties related to uncertain tax positions in general and administrative expense. As of September 30, 2011, we have not recorded any provisions for accrued interest and penalties related to uncertain tax positions.

Tax years 2006-2010 remain open to examination by the major taxing authorities to which we are subject.

Note G—Basic and Diluted Income Per Share:

Income per share is computed by dividing the income applicable to common shareholders by the weighted average number of shares of both classes of common stock outstanding for each fiscal year. Class B common stock has additional voting rights. All dilutive common stock equivalents are included in the calculation of diluted earnings per share; however, since the Company experienced a net loss for the three months ended September 30, 2011, no additional common stock equivalents related to options or warrants were included since they would have been anti-dilutive. For the three months ended September 30, 2010, all dilutive common stock equivalents were included in the calculation of diluted earnings per share using the treasury stock method.

The weighted average number of common shares outstanding used in the computation of earnings per share is summarized as follows:

	THREE MONTHS ENDED SEPTEMBER 30,
	2011	2010
Weighted average shares outstanding—basic	19,540,218	19,532,095
Employee stock options	—	71,043
Warrants	—	—

Weighted average shares outstanding—fully diluted	19,540,218	19,603,138

The following table summarizes securities outstanding as of September 30, 2011 and 2010, but not included in the calculation of diluted net earnings per share because such shares are antidilutive:

	THREE MONTHS ENDED SEPTEMBER 30,
	2011	2010
Employee stock options	1,256,000	1,059,000
Warrants	363,000	363,000

Total	1,619,000	1,422,000

Note H—Note Receivable

On November 13, 2010, the Company, through its subsidiary Detroit Behavioral Institute, Inc., d/b/a Capstone Academy, a wholly owned subsidiary of the Company (“Capstone Academy”), purchased the rights under certain identified notes (the “Notes”) held by Bank of America and secured by the property leased by Capstone Academy for $1,250,000. The Notes were in default at the time of the purchase and the Company has initiated foreclosure proceedings in the courts. The Notes were purchased using cash flow from operations. The Company has recorded the value of the Notes in other receivables, current, in the accompanying condensed consolidated financial statements. The Company believes the value of the Notes are fully recoverable based on the current value of the property securing the Notes. A Sheriff’s Sale of the property is scheduled for the second quarter of fiscal 2012.

Note I—Acquisition of MeadowWood

On July 1, 2011, the Company completed the acquisition of MeadowWood Behavioral Health, a behavioral health facility located in New Castle, Delaware (“MeadowWood”) from Universal Health Services, Inc. (the “Seller”) pursuant to the terms of an Asset Purchase Agreement, dated as of March 15, 2011, between the Company and the Seller (the “Purchase Agreement”). In accordance with the Purchase Agreement, PHC MeadowWood, Inc., a Delaware corporation and subsidiary of the Company (“PHC MeadowWood”) acquired substantially all of the operating assets (other than cash) and assumed certain liabilities associated with MeadowWood. The purchase price was $21,500,000, and is subject to a working capital adjustment. At closing, PHC MeadowWood hired Seller’s employees currently employed at MeadowWood and assumed certain obligations with respect to those transferred employees. Also at closing, PHC MeadowWood and the Seller entered into a transition services agreement to facilitate the transition of the business. Transaction costs of approximately $684,000 were recorded as administrative expense during the three months ended September 30, 2011.

The consideration was allocated to assets and liabilities based on their relative fair values as of the closing date of the MeadowWood acquisition. The purchase price consideration and allocation of purchase price was as follows:

Cash purchase price (subject to adjustment)	$21,500,000

Accounts Receivables (net)	$1,796,781
Prepaid expenses and other current assets	97,134
Land	1,420,000
Building and Improvements	7,700,300
Furniture and Equipment	553,763
Licenses	700,000
Goodwill	9,541,046
Accounts Payable	(157,484)
Accrued expenses and other current liabilities	(151,540)

$21,500,000

The allocation of consideration paid for the acquired assets and liabilities of MeadowWood is based on management’s best preliminary estimates. The actual allocation of the amount of the consideration may differ from that reflected after a third party valuation and these procedures have been finalized.

The results of operations of MeadowWood are included in the Company’s operating results beginning July 1, 2011. The following presents the pro forma revenues, net income and net income per common share for three months ended September 30, 2010 of the Company’s acquisition of MeadowWood assuming the acquisition occurred as of July 1, 2009.

THREE MONTHS ENDED SEPTEMBER 30, (UNAUDITED) 2010
Revenues	$18,795,290

Net income	$1,049,306

Net income per common share	$0.05

Fully diluted weighted average shares outstanding	19,603,138

This unaudited pro forma condensed combined financial information is not necessarily indicative of the results of operations that would have been achieved had the acquisition actually taken place at the dates indicated and do not purport to be indicative of future position or operating results.

Note J—Financing Agreements

Also on July 1, 2011 (the “Closing Date”), and concurrently with the closing under the MeadowWood Purchase and Sale Agreement, the Company and its subsidiaries entered into a Credit Agreement with the lenders party thereto (the “Lenders”), Jefferies Finance LLC, as administrative agent, arranger, book manager, collateral agent, and documentation agent for the Lenders, and as syndication agent and swingline lender, and Jefferies Group, Inc., as issuing bank (the “Credit Agreement”). The terms of the Credit Agreement provide for (i) a $23,500,000 senior secured term loan facility (the “Term Loan Facility”) and (ii) up to $3,000,000 senior secured revolving credit facility (the “Revolving Credit Facility”), both of which were fully borrowed on the Closing Date in order to finance the MeadowWood purchase, to pay off the Company’s existing loan facility with CapitalSource Finance LLC, for miscellaneous costs, fees and expenses related to the Credit Agreement and the MeadowWood purchase, and for general working capital purposes. As of September 30, 2011, approximately $23,441,250 and $3,000,000 remain outstanding under the Term Loan Facility and the Revolving Credit Facility. The Term Loan Facility and Revolving Credit Facility mature on July 1, 2014 and require repayment of 0.25% of the principal amount of the Term Loan each quarter during the term. Interest on these loans for the quarter ended September 30, 2011 was 7.75%. Under the agreement, the Company must maintain compliance with certain financial covenants. As of September 30, 2011, the Company was in compliance with the required covenants.

Note K—Merger with Acadia Healthcare Company, Inc.

On May 23, 2011, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Acadia Healthcare Company, Inc., a Delaware corporation (“Acadia”), and Acadia Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of Acadia (“Merger Sub”), pursuant to which, subject to the satisfaction or waiver of the conditions therein, the Company will merge with and into Merger Sub, with Merger Sub continuing as the surviving company (the “Merger”).

On October 26, 2011, the shareholders of PHC, Inc. voted to approve the merger agreement. On November 1, 2011 the Merger agreement was finalized. Upon completion of the Merger, Acadia stockholders own approximately 77.5% of the combined company and PHC’s former stockholders own approximately 22.5% of the combined company.

NOTE L—Subsequent Events-

The Company evaluated subsequent events through the date of this report and did not find any unrecorded reportable subsequent events, except as discussed in Note K.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders of

PHC, Inc.:

We have audited the accompanying consolidated balance sheets of PHC, Inc. and subsidiaries as of June 30, 2011 and 2010 and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of PHC, Inc. and subsidiaries at June 30, 2011 and 2010 and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP

Boston, Massachusetts

August 18, 2011

PHC, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

	JUNE 30,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$3,668,521	$4,540,278
Accounts receivable, net of allowance for doubtful accounts of $5,049,892 and $3,002,323 at June 30, 2011 and 2010, respectively	11,078,840	8,776,283
Prepaid expenses	561,044	490,662
Other receivables and advances	2,135,435	743,454
Deferred tax assets	1,919,435	1,145,742

Total current assets	19,363,275	15,696,419
Restricted cash	—	512,197
Accounts receivable, non-current	27,168	17,548
Other receivables	43,152	58,169
Property and equipment, net	4,713,132	4,527,376
Deferred financing costs, net of amortization of $729,502 and $582,971 at June 30, 2011 and 2010, respectively	549,760	189,270
Goodwill	969,098	969,098
Deferred tax assets-long term	647,743	1,495,144
Other assets	1,968,662	2,184,749

Total assets	$28,281,990	$25,649,970

LIABILITIES
Current liabilities:
Current maturities of long-term debt	$348,081	$796,244
Revolving credit note	1,814,877	1,336,025
Current portion of obligations under capital leases	19,558	112,909
Accounts payable	2,890,362	2,036,803
Accrued payroll, payroll taxes and benefits	2,026,911	2,152,724
Accrued expenses and other liabilities	2,237,982	1,040,487
Income taxes payable	129,160	23,991

Total current liabilities	9,466,931	7,499,183
Long-term debt, less current maturities	56,702	292,282
Obligations under capital leases	—	19,558
Long-term accrued liabilities	843,296	582,953

Total liabilities	10,366,929	8,393,976

Commitments and contingent liabilities (Note I)
STOCKHOLDERS’ EQUITY
Preferred stock, 1,000,000 shares authorized, none issued	—	—
Class A Common Stock, $.01 par value; 30,000,000 shares authorized, 19,978,211 and 19,867,826 shares issued at June 30, 2011 and 2010, respectively	199,782	198,679
Class B Common Stock, $.01 par value; 2,000,000 shares authorized, 773,717 and 775,021 issued and outstanding at June 30, 2011 and 2010, respectively, each convertible into one share of Class A Common Stock	7,737	7,750
Additional paid-in capital	28,220,835	27,927,536
Treasury stock, 1,214,093 and 1,040,598 Class A common shares at cost at June 30, 2011 and 2010, respectively	(1,808,734)	(1,593,407)
Accumulated deficit	(8,704,559)	(9,284,564)

Total stockholders’ equity	17,915,061	17,255,994

Total liabilities and stockholders’ equity	$28,281,990	$25,649,970

See accompanying notes to consolidated financial statements.

PHC, INC. AND SUBSIDIARIES

Consolidated Statements of Income

	FOR THE YEARS ENDED JUNE 30,
	2011	2010
Revenues:
Patient care, net	$57,495,735	$49,647,395
Contract support services	4,512,144	3,429,831

Total revenues	62,007,879	53,077,226
Operating expenses:
Patient care expenses	30,234,829	26,306,828
Cost of contract support services	3,617,509	2,964,621
Provision for doubtful accounts	3,406,443	2,131,392
Administrative expenses	22,206,455	19,110,638
Legal settlement	446,320	—

Total operating expenses	59,911,556	50,513,479

Income from operations	2,096,323	2,563,747
Other income (expense):
Interest income	263,523	142,060
Interest expense	(310,673)	(326,582)
Other income, net	(61,232)	146,537

Total other expense, net	(108,382)	(37,985)

Income before income taxes	1,987,941	2,525,762
Provision for income taxes	1,407,936	1,106,100

Net income applicable to common shareholders	$580,005	$1,419,662

Basic net income per common share	$0.03	$0.07

Basic weighted average number of shares outstanding	19,504,943	19,813,783

Fully diluted net income per common share	$0.03	$0.07

Fully diluted weighted average number of shares outstanding	19,787,461	19,914,954

See accompanying notes to consolidated financial statements.

PHC, INC. AND SUBSIDIARIES

Consolidated Statements of Changes in Stockholders’ Equity

	CLASS A COMMON STOCK		CLASS B COMMON STOCK		ADDITIONAL PAID-IN CAPITAL	CLASS A TREASURY STOCK		ACCUMULATED DEFICIT
	SHARES	AMOUNT	SHARES	AMOUNT		SHARES	AMOUNT		TOTAL
Balance—June 30, 2009	19,840,793	$198,408	775,080	$7,751	$27,667,597	626,541	$(1,125,707)	$(10,704,226)	$16,043,823
Stock-based compensation expense					221,404				221,404
Issuance of shares for options exercised	2,000	20			1,600				1,620
Issuance of employee stock purchase plan shares	24,974	250			36,935				37,185
Purchase of treasury shares
Conversion from Class B to Class A	59	1	(59)	(1)		414,057	(467,700)		(467,700)
Net income								1,419,662	1,419,662

Balance—June 30, 2010	19,867,826	198,679	775,021	7,750	27,927,536	1,040,598	(1,593,407)	(9,284,564)	17,255,994
Stock-based compensation expense					164,916				164,916
Issuance of shares for options exercised	95,000	950			102,790				103,740
Fair value of warrants issued					11,626				11,626
Issuance of employee stock purchase plan shares	14,081	140			13,967				14,107
Purchase of treasury shares						173,495	(215,327)		(215,327)
Conversion from Class B to Class A	1,304	13	(1,304)	(13)
Net income								580,005	580,005

Balance—June 30, 2011	19,978,211	$199,782	773,717	$7,737	$28,220,835	1,214,093	$(1,808,734)	$(8,704,559)	$17,915,061

See accompanying notes to consolidated financial statements.

PHC, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

	FOR THE YEARS ENDED JUNE 30,
	2011	2010
Cash flows from operating activities:
Net income	$580,005	$1,419,662
Adjustments to reconcile net income to net cash provided by operating activities:
Non-cash (gain)/loss on equity method investments	(25,864)	(17,562)
Loss on disposal of property and equipment	—	3,831
Depreciation and amortization	1,105,249	1,156,569
Non-cash interest expense	146,531	146,531
Deferred income taxes	73,708	185,093
Fair value of warrants	11,626	—
Stock-based compensation	164,916	221,404
Provision for doubtful accounts	3,406,443	2,131,392
Changes in operating assets and liabilities:
Accounts and other receivables	(6,256,335)	(4,475,536)
Prepaid expenses and other current assets	(70,382)	(15,136)
Other assets	524,438	12,910
Accounts payable	670,548	656,755
Accrued expenses and other liabilities	1,408,237	768,017

Net cash provided by operations	1,739,120	2,193,930

Cash flows from investing activities:
Acquisition of property and equipment	(1,081,810)	(751,843)
Purchase of licenses	(52,466)	(22,208)
Equity investment in unconsolidated subsidiary	72,980	33,528
Investment in note receivable	(1,001,934)	—
Principal receipts on note receivable	162,685	—

Net cash used in investing activities	(1,900,545)	(740,523)
Cash flows from financing activities:
Repayment on revolving debt, net	478,852	472,621
Principal payments on long-term debt and capital lease obligations	(796,652)	(156,199)
Cash paid for deferred financing costs	(295,052)	—
Purchase of treasury stock	(215,327)	(467,700)
Proceeds from issuance of common stock, net	117,847	38,805

Net cash used in financing activities	(710,332)	(112,473)

Net (decrease) increase in cash and cash equivalents	(871,757)	1,340,934
Beginning cash and cash equivalents	4,540,278	3,199,344

Cash and cash equivalents, end of year	$3,668,521	$4,540,278

Supplemental cash flow information:
Cash paid during the period for:
Interest	$164,141	$180,048
Income taxes	1,248,147	864,525
Supplemental disclosure of non-cash financing and investing transactions:
Conversion of Class B to Class A common stock	$13	$59
Accrued and unpaid deferred financing costs	211,922	—

See accompanying notes to consolidated financial statements.

PHC, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements June 30, 2011

NOTE A—THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Operations and business segments:

PHC, Inc. and subsidiaries, (“PHC” or the “Company”) is incorporated in the Commonwealth of Massachusetts. The Company is a national healthcare company which operates subsidiaries specializing in behavioral health services including the treatment of substance abuse, which includes alcohol and drug dependency and related disorders and the provision of psychiatric services. The Company also operates help lines for employee assistance programs, call centers for state and local programs and provides management, administrative and online behavioral health services. The Company primarily operates under three business segments:

(1) Behavioral health treatment services, including two substance abuse treatment facilities: Highland Ridge Hospital, located in Salt Lake City, Utah, which also treats psychiatric patients, Mount Regis Center, located in Salem, Virginia and Renaissance Recovery and eleven psychiatric treatment locations which include Harbor Oaks Hospital, a 71-bed psychiatric hospital located in New Baltimore, Michigan, Detroit Behavioral Institute, a 66-bed residential facility in Detroit, Michigan, a 55-bed psychiatric hospital in Las Vegas, Nevada and eight outpatient behavioral health locations (one in New Baltimore, Michigan operating in conjunction with Harbor Oaks Hospital, three in Las Vegas, Nevada as Harmony Healthcare, three locations operating as Pioneer Counseling Center in the Detroit, Michigan metropolitan area) and one location in Pennsylvania operating as Wellplace;

(2) Call center and help line services (contract services), including two call centers, one operating in Midvale, Utah and one in Detroit, Michigan. The Company provides help line services through contracts with major railroads and a call center contract with Wayne County, Michigan. The call centers both operate under the brand name Wellplace; and

(3) Behavioral health administrative services, including delivery of management and administrative and online services. The parent company provides management and administrative services for all of its subsidiaries and online services for its behavioral health treatment subsidiaries and its call center subsidiaries. It also provides behavioral health information through its website, Wellplace.com.

Principles of consolidation:

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All material intercompany accounts and transactions have been eliminated in consolidation. In January 2007, the Company purchased a 15.24% membership interest in the Seven Hills Psych Center, LLC, the entity that is the landlord of the Seven Hills Hospital subsidiary. In March 2008, the Company, through its subsidiary PHC of Nevada, Inc., purchased a 25% membership interest in Behavioral Health Partners, LLC, the entity that is the landlord of a new outpatient location for Harmony Healthcare. These investments are accounted for under the equity method of accounting and are included in other assets on the accompanying consolidated balance sheets. (Note F)

Revenues and accounts receivable:

Patient care revenues and accounts receivable are recorded at established billing rates or at the amount realizable under agreements with third-party payors, including Medicaid and Medicare. Revenues under third-party payor agreements are subject to examination and contractual adjustment, and amounts realizable may change due to periodic changes in the regulatory environment. Provisions for estimated third party payor settlements are provided in the period the related services are rendered. Differences between the amounts provided and subsequent settlements are recorded in operations in the period of settlement. Amounts due as a result of cost report settlements are recorded and listed separately on the consolidated balance sheets as “Other receivables”. The provision for contractual allowances is deducted directly from revenue and the net revenue amount is recorded as accounts receivable. The allowance for doubtful accounts does not include the contractual allowances.

Medicare reimbursements are based on established rates depending on the level of care provided and are adjusted prospectively. Effective for fiscal years beginning after January 1, 2005, the prospective payment system (“PPS”) was brought into effect for all psychiatric services paid through the Medicare program. The new system changed the

TEFRA-based (Tax Equity and Fiscal Responsibility Act of 1982) system to the new variable per diem-based system. The new rates are based on a statistical model that relates per diem resource use for beneficiaries to patient and facility characteristics available from “Center for Medicare and Medicaid Services” (“CMS’s”), administrative data base (cost reports and claims data). Patient-specific characteristics include, but are not limited to, principal diagnoses, comorbid conditions, and age. Facility specific variables include an area wage index, rural setting, and the extent of teaching activity. This change was phased in over three fiscal years with a percentage of payments being made at the old rates and a percentage at the new rates. The Company has been operating fully under PPS since fiscal 2009.

Although Medicare reimbursement rates are based 100% on PPS, the Company will continue to file cost reports annually as required by Medicare to determine ongoing rates and recoup any adjustments for Medicare bad debt. These cost reports are routinely audited on an annual basis. The Company believes that adequate provision has been made in the financial statements for any adjustments that might result from the outcome of Medicare audits. Approximately 27% of the Company’s total revenue is derived from Medicare and Medicaid payors for each of the years ended June 30, 2011 and 2010. Differences between the amounts provided and subsequent settlements are recorded in operations in the year of the settlement. To date, settlement adjustments have not been material.

Patient care revenue is recognized as services are rendered, provided there exists persuasive evidence of an arrangement, the fee is fixed or determinable and collectability of the related receivable is reasonably assured. Pre—admission screening of financial responsibility of the patient, insurance carrier or other contractually obligated payor, provides the Company the net expected collectable patient revenue to be recorded based on contractual arrangements with the payor or pre-admission agreements with the patient. Revenue is not recognized for emergency provision of services for indigent patients until authorization for the services can be obtained.

Contract support service revenue is a result of fixed fee contracts to provide telephone support. Revenue for these services is recognized ratably over the service period.

Long-term assets include non-current accounts receivable, other receivables and other assets (see below for description of other assets). Non-current accounts receivable consist of amounts due from former patients for service. This amount represents estimated amounts collectable under supplemental payment agreements, arranged by the Company or its collection agencies, entered into because of the patients’ inability to pay under normal payment terms. All of these receivables have been extended beyond their original due date. Reserves are provided for accounts of former patients that do not comply with these supplemental payment agreements and accounts are written off when deemed unrecoverable. Other receivables included as long-term assets include the non-current portion of loans provided to employees and amounts due on a contractual agreement.

Charity care amounted to approximately $231,000 and $305,000 for the years ended June 30, 2011 and 2010, respectively. Patient care revenue is presented net of charity care in the accompanying consolidated statements of income.

The Company had accounts receivable from Medicaid and Medicare of approximately $3,447,240 at June 30, 2011 and $2,333,300 at June 30, 2010. Included in accounts receivable is approximately $1,212,460 and $1,255,000 in unbilled receivables at June 30, 2011 and 2010, respectively.

Allowance for doubtful accounts:

The Company records an allowance for uncollectible accounts which reduces the stated value of receivables on the balance sheet. This allowance is calculated based on a percentage of each aged accounts receivable category beginning at 0-5% on current accounts and increasing incrementally for each additional 30 days the account remains outstanding until the account is over 300 days outstanding, at which time the provision is 100% of the outstanding balance. These percentages vary by facility based on each facility’s experience in and expectations for collecting older receivables. The Company compares this required reserve amount to the current “Allowance for doubtful accounts” to determine the required bad debt expense for the period. This method of determining the required “Allowance for doubtful accounts” has historically resulted in an allowance for doubtful accounts of 20% or greater of the total outstanding receivables balance, which the Company believes to be a reasonable valuation of its accounts receivable.

Estimates and assumptions:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Such estimates include patient care billing rates, realizability of receivables from third-party payors, rates for Medicare and Medicaid, the realization of deferred tax benefits and the valuation of goodwill, which represents a significant portion of the estimates made by management.

Reliance on key clients:

The Company relies on contracts with more than ten clients to maintain patient census at its inpatient facilities and patients for our outpatient operations and our employee assistance programs. The loss of any of such contracts would impact the Company’s ability to meet its fixed costs. The Company has entered into relationships with large employers, health care institutions, insurance companies and labor unions to provide treatment for psychiatric disorders, chemical dependency and substance abuse in conjunction with employer sponsored employee assistance programs. The employees of such institutions may be referred to the Company for treatment, the cost of which is reimbursed on a per diem or per capita basis. Approximately 20% of the Company’s total revenue is derived from these clients for all periods presented. No one of these large employers, health care institutions or labor unions individually accounts for 10% or more of the Company’s consolidated revenues, but the loss of any of these clients would require the Company to expend considerable effort to replace patient referrals and would result in revenue and attendant losses.

Cash equivalents:

Cash equivalents include short-term highly liquid investments with original maturities of less than three months.

Property and equipment:

Property and equipment are stated at cost. Depreciation is provided over the estimated useful lives of the assets using the straight-line method. The estimated useful lives are as follows:

ASSETS	ESTIMATED USEFUL LIFE
Buildings	39 years
Furniture and equipment	3 through 10 years
Motor vehicles	5 years
Leasehold improvements	Lesser of useful life or term of lease (2 to 10 years)

Other assets:

Other assets consists of deposits, deferred expenses advances, investment in Seven Hills LLC, investment in Behavioral Health Partners, LLC, software license fees, and acquired software which is being amortized over three to seven years based on its estimated useful life.

Long-lived assets:

The Company reviews the carrying values of its long-lived assets, other than goodwill, for possible impairment whenever events or changes in circumstances indicate that the carrying amounts of the assets may not be recoverable. Any long-lived assets held for disposal are reported at the lower of their carrying amounts or fair value less costs to sell. The Company believes that the carrying value of its long-lived assets is fully realizable at June 30, 2011.

Fair Value Measurements:

Accounting Standards Codification (“ASC”) 820-10-65, “Fair Value Measurements and Disclosures”, defines fair value, provides guidance for measuring fair value and requires certain disclosures. This statement applies under other accounting pronouncements that require or permit fair value measurements. The statement indicates, among other things, that a fair value measurement assumes that a transaction to sell an asset or transfer a liability occurs in the principal market for the asset or liability or, in the absence of a principal market, the most advantageous market for the asset or liability. ASC 820-10-65 defines fair value based upon an exit price model. ASC 820-10-65 discusses valuation techniques, such as the market approach (comparable market prices), the income approach

(present value of future income or cash flow), and the cost approach (cost to replace the service capacity of an asset or replacement cost). The statement utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

■	Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

■

Level 2: Inputs, other than quoted prices, that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

■	Level 3: Unobservable inputs that reflect the reporting entity’s own assumptions.

The Company had money market funds stated at fair market value, of $516,573 and $2,504,047 at June 30, 2011 and 2010, respectively, that were measured using Level 1 inputs.

Basic and diluted income per share:

Income per share is computed by dividing the income applicable to common shareholders by the weighted average number of shares of both classes of common stock outstanding for each fiscal year. Class B Common Stock has additional voting rights. All dilutive common stock equivalents have been included in the calculation of diluted earnings per share for the fiscal years ended June 30, 2011 and 2010 using the treasury stock method.

The weighted average number of common shares outstanding used in the computation of earnings per share is summarized as follows:

	YEARS ENDED JUNE 30,
	2011	2010
Weighted average shares outstanding—basic	19,504,943	19,813,783
Employee stock options and warrants	282,518	101,171

Weighted average shares outstanding—fully diluted	19,787,461	19,914,954

The following table summarizes securities outstanding as of June 30, 2011 and 2010, but not included in the calculation of diluted net earnings per share because such shares are antidilutive:

	YEARS ENDED JUNE 30,
	2011	2010
Employee stock options	502,250	921,500
Warrants	363,000	343,000

Total	865,250	1,264,500

The Company repurchased 173,495 and 414,057 shares of its Class A Common Stock during fiscal 2011 and 2010, respectively.

Income taxes:

ASC 740, “Income Taxes”, prescribes an asset and liability approach, which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of the assets and liabilities. In accordance with ASC 740, the Company may establish reserves for tax uncertainties that reflect the use of the comprehensive model for the recognition and measurement of uncertain tax positions. Tax authorities periodically challenge certain transactions and deductions reported on our income tax returns. The Company does not expect the outcome of these examinations, either individually or in the aggregate, to have a material adverse effect on our financial position, results of operations, or cash flows.

Comprehensive income:

The Company’s comprehensive income is equal to its net income for all periods presented.

Stock-based compensation:

The Company issues stock options to its employees and directors and provides employees the right to purchase stock pursuant to stockholder approved stock option and stock purchase plans. The Company follows the provisions of ASC 718, “Compensation—Stock Compensation”.

Under the provisions of ASC 718, the Company recognizes the fair value of stock compensation in net income (loss), over the requisite service period of the individual grantees, which generally equals the vesting period. All of the Company’s stock based awards are accounted for as equity instruments.

Under the provisions of ASC 718, the Company recorded $164,916 and $221,404 of stock-based compensation in its consolidated statements of income for the years ended June 30, 2011 and 2010, respectively, which is included in administrative expenses as follows:

	YEAR ENDED JUNE 30, 2011	YEAR ENDED JUNE 30, 2010
Directors fees	$75,845	$63,870
Employee compensation	89,071	157,534

Total	$164,916	$221,404

The Company utilizes the Black-Scholes valuation model for estimating the fair value of the stock-based compensation. The weighted-average grant date fair values of the options granted under the stock option plans of $1.15 and $0.63 for the years ended June 30, 2011 and 2010, respectively, were calculated using the following weighted-average assumptions:

	YEAR ENDED JUNE 30,
	2011	2010
Risk free interest rate	2.50%	2.30% - 3.48%
Expected dividend yield	—	—
Expected lives	5 - 10 years	5 - 10 years
Expected volatility	61.61% - 72.06%	60.66% - 61.63%

The dividend yield of zero is based on the fact that the Company has never paid cash dividends and has no present intention to pay cash dividends. Expected volatility is based on the historical volatility of the Company’s common stock over the period commensurate with the expected life of the options. The risk-free interest rate is the U.S. Treasury rate on the date of grant. The expected life was calculated using the Company’s historical experience for the expected term of the option.

Based on the Company’s historical voluntary turnover rates for individuals in the positions who received options, there was no forfeiture rate assessed. It is assumed these options will remain outstanding for the full term of issue. Under the true-up provisions of ASC 718, a recovery of prior expense will be recorded if the actual forfeiture rate is higher than estimated or additional expense if the forfeiture rate is lower than estimated. To date, any required true-ups have not been material.

In August 2010, 7,679 shares of common stock were issued under the employee stock purchase plan. The Company recorded stock-based compensation expense of $1,304. In March 2011, 6,402 shares of common stock were issued under the employee stock purchase plan. The Company recorded stock-based compensation expense of $1,216.

As of June 30, 2011, there was $168,117 in unrecognized compensation cost related to nonvested stock-based compensation arrangements granted under existing stock option plans. This cost is expected to be recognized over the next three years.

Advertising Expenses:

Advertising costs are expensed when incurred. Advertising expenses for the years ended June 30, 2011 and 2010 were $167,549 and $136,183, respectively.

Subsequent Events:

The Company has evaluated material subsequent events through the date of issuance of this report and we have included all such disclosures in the accompanying footnotes. (See Note P).

Reclassifications:

Certain June 30, 2010 balance sheet amounts have been reclassified to be consistent with the June 30, 2011 presentation, which affect certain balance sheet classifications only.

Recent accounting pronouncements:

Recently Adopted Standards

In April 2010, the FASB issued ASU No. 2010-13, Compensation—Stock Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades, or ASU 2010-13. ASU 2010-13 clarifies that a share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, such an award should not be classified as a liability if it otherwise qualifies as equity. ASU 2010-13 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010, with early adoption permitted. The adoption of this standard did not have any impact on the Company’s consolidated financial statements.

In April 2010, the FASB issued ASU No. 2010-17, Revenue Recognition—Milestone Method (Topic 605): Milestone Method of Revenue Recognition, or ASU 2010-17. ASU 2010-17 allows the milestone method as an acceptable revenue recognition methodology when an arrangement includes substantive milestones. ASU 2010-17 provides a definition of substantive milestone, and should be applied regardless of whether the arrangement includes single or multiple deliverables or units of accounting. ASU 2010-17 is limited to transactions involving milestones relating to research and development deliverables. ASU 2010-17 also includes enhanced disclosure requirements about each arrangement, individual milestones and related contingent consideration, information about substantive milestones, and factors considered in the determination. ASU 2010-17 is effective on a prospective basis for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010, with early adoption permitted. The adoption of this standard did not have any impact on the Company’s consolidated financial statements.

In March 2010, the FASB issued ASU No. 2010-11, Derivatives and Hedging (ASC Topic 815): Scope Exception Related to Credit Derivatives, or ASU 2010-11. ASU 2010-11 clarifies that embedded credit-derivative features related only to the transfer of credit risk in the form of subordination of one financial instrument to another are not subject to potential bifurcation and separate accounting. ASU 2010-11 also provides guidance on whether embedded credit-derivative features in financial instruments issued by structures such as collateralized debt obligations are subject to bifurcations and separate accounting. ASU 2010-11 is effective at the beginning of a company’s first fiscal quarter beginning after June 15, 2010, with early adoption permitted. The adoption of this guidance did not have any impact on the Company’s consolidated financial statements.

Recently Issued Accounting Standards

In June 2011, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income, or ASU 2011-05. The amendments in this ASU require an entity to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. ASU 2011-05 eliminates the option to present the components of other comprehensive income as part of the statement of equity. ASU 2011-05 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2011, with early adoption permitted. The Company does not expect the adoption of ASU 2011-05 to have a material impact on its consolidated financial statements.

In December 2010, the FASB issued ASU 2010-29, Business Combinations (Topic 805): Disclosure of Supplementary Pro Forma Information for Business Combinations. This ASU reflects the decision reached in EITF Issue No. 10-G. The amendments in this ASU affect any public entity, as defined by Topic 805 Business Combinations, that enters into business combinations that are material on an individual or aggregate basis. The amendments in this ASU specify that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments also expand the supplemental pro forma disclosures to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The amendments are effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. The Company does not expect the adoption of this ASU will have a material effect on its consolidated financial statements.

In December 2010, the FASB issued ASU No. 2010-28, Intangibles—Goodwill and Other (Topic 350): When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts. This ASU reflects the decision reached in EITF Issue No. 10-A. The amendments in this ASU modify Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that a goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that an impairment may exist. The qualitative factors are consistent with the existing guidance and examples, which require that goodwill of a reporting unit be tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. The amendments in this ASU are effective for fiscal years, and interim periods within those years, beginning after December 15, 2010. The Company does not expect the adoption of this ASU will have a material effect on its consolidated financial statements.

In July 2011, the FASB issued ASU 2011-07, Healthcare Entities (Topic 954), which requires healthcare organizations that perform services for patients for which the ultimate collection of all or a portion of the amounts billed or billable cannot be determined at the time services are rendered to present all bad debt expense associated with patient service revenue as an offset to the patient service revenue line item in the statement of operations. The ASU also requires qualitative disclosures about the Company’s policy for recognizing revenue and bad debt expense for patient service transactions and quantitative information about the effects of changes in the assessment of collectibility of patient service revenue. This ASU is effective for fiscal years beginning after December 15, 2011, and will be adopted by the Company in the first quarter of 2013. The Company is currently assessing the potential impact the adoption of this ASU will have on its consolidated results of operations and consolidated financial position.

NOTE B—NOTE RECEIVABLE

On November 13, 2010, the Company, through its subsidiary, Detroit Behavioral Institute, Inc., d/b/a Capstone Academy, a wholly owned subsidiary of the Company (“Capstone Academy”), purchased the rights under certain identified notes (the “Notes”) held by Bank of America and secured by the property leased by Capstone Academy for $1,250,000. The Notes were in default at the time of the purchase and the Company has initiated foreclosure proceedings in the courts. The Notes were purchased using cash flow from operations. The Company has recorded the value of the Notes in other receivables, current of $1,124,240, in the accompanying consolidated financial statements. The Company believes the value of the Notes are fully recoverable based on the current value of the property securing the Notes.

NOTE C—OTHER EXPENSE

During the current fiscal year, the Company identified a failure with respect to prior year Average Deferral Percentage (“ADP”) and Actual Contribution Percentage (“ACP”) testing in the 401(k) plan. The Company does not consider this to be a material operational failure and is correcting by filing under the IRS’ Employee Plans Compliance Resolution Program (Rev Proc 2008-50), with the assistance of counsel. During the fiscal year 2011, the Company determined that approximately $185,000 will be the non-voluntary contribution to the 401(k) plan required by the IRS in connection with this compliance failure and recorded this expense as other expense in the accompanying consolidated statements of income.

NOTE D—PROPERTY AND EQUIPMENT

Property and equipment is composed of the following:

	AS OF JUNE 30,
	2011	2010
Land	$69,259	$69,259
Buildings	1,136,963	1,136,963
Furniture and equipment	4,285,785	3,913,670
Motor vehicles	173,492	152,964
Leasehold improvements	5,020,183	4,332,770

	10,685,682	9,605,626
Less accumulated depreciation and amortization	5,972,550	5,078,250

Property and equipment, net	$4,713,132	$4,527,376

Total depreciation and amortization expenses related to property and equipment were $895,650 and $907,746 for the fiscal years ended June 30, 2011 and 2010, respectively.

NOTE E—GOODWILL AND OTHER INTANGIBLE ASSETS:

Goodwill and other intangible assets are initially created as a result of business combinations or acquisitions. Critical estimates and assumptions used in the initial valuation of goodwill and other intangible assets include, but are not limited to: (i) future expected cash flows from services to be provided, customer contracts and relationships, and (ii) the acquired market position. These estimates and assumptions may be incomplete or inaccurate because unanticipated events and circumstances may occur. If estimates and assumptions used to initially value goodwill and intangible assets prove to be inaccurate, ongoing reviews of the carrying values of such goodwill and intangible assets may indicate impairment which will require the Company to record an impairment charge in the period in which the Company identifies the impairment.

ASC 350, “Goodwill and Other Intangible Assets” requires, among other things, that companies not amortize goodwill, but instead test goodwill for impairment at least annually. In addition, ASC 350 requires that the Company identify reporting units for the purpose of assessing potential future impairments of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life.

The Company’s goodwill of $969,098 relating to the treatment services reporting unit of the Company was evaluated under ASC 350 as of June 30, 2011. As a result of the evaluation, the Company determined that no impairment exists related to the goodwill associated with the treatment services reporting unit. The Company will continue to test goodwill for impairment, at least annually, in accordance with the guidelines of ASC 350. There were no changes to the goodwill balance during fiscal 2011 or 2010.

NOTE F—OTHER ASSETS

Included in other assets are investments in unconsolidated subsidiaries. As of June 30, 2011, this includes the Company’s investment in Seven Hills Psych Center, LLC of $302,244 (this LLC holds the assets of the Seven Hills Hospital which is being leased by a subsidiary of the Company) and the Company’s investment in Behavioral Health Partners, LLC, of $687,972 (this LLC holds the assets of an out-patient clinic which is being leased by PHC of Nevada, Inc, the Company’s outpatient operations in Las Vegas, Nevada).

The following table lists amounts included in other assets, net of any accumulated amortization:

	AS OF JUNE 30,
DESCRIPTION	2011	2010
Software development & license fees	$790,225	$947,358
Investment in unconsolidated subsidiary	990,216	1,037,331
Deposits and other assets	188,221	200,060

Total	$1,968,662	$2,184,749

Total accumulated amortization of software license fees was $1,016,291 and $806,962 as of June 30, 2011 and 2010, respectively. Total amortization expense related to software license fees was $209,599 and $248,823 for the fiscal years ended June 30, 2011 and 2010, respectively.

The following is a summary of expected amortization expense of software licensure fees for the succeeding fiscal years and thereafter as of June 30, 2011:

YEAR ENDING JUNE 30,	AMOUNT
2012	$183,943
2013	172,389
2014	169,327
2015	48,274
2016	2,322
Thereafter	213,970

$790,225

NOTE G—NOTES PAYABLE AND LONG-TERM DEBT

Notes payable and long-term debt is summarized as follows:

	AS OF JUNE 30,
	2011	2010
Term mortgage note payable with monthly principal installments of $50,000 beginning July 1, 2007 increasing to $62,500 July 1, 2009 until the loan terminates. The note bears interest at prime (3.25% at June 30, 2011) plus 0.75% but not less than 6.25% and is collateralized by all of the assets of the Company and its material subsidiaries	$297,500	$935,000
Mortgage note due in monthly installments of $4,850 including interest at 9% through July 1, 2012, when the remaining principal balance is payable, collateralized by a first mortgage on the PHC of Virginia, Inc, Mount Regis Center facility	107,283	153,526

Total	404,783	1,088,526
Less current maturities	348,081	796,244

Long-term portion	$56,702	$292,282

Maturities of notes payable and long-term debt are as follows as of June 30, 2011:

YEAR ENDING JUNE 30,	AMOUNT
2012	$348,081
2013	56,702

$404,783

The Company’s amended revolving credit note allows the Company to borrow a maximum of $3,500,000. The outstanding balance on this note was $1,814,877 and $1,336,025 at June 30, 2011 and 2010, respectively. This agreement was amended on June 13, 2007 to modify the terms of the agreement. Advances are available based on a percentage of accounts receivable and the payment of principal is payable upon receipt of proceeds of the accounts receivable. Interest is payable monthly at prime (3.25% at June 30, 2011) plus 0.25%, but not less than 4.75%. The average interest rate paid during the fiscal year ended June 30, 2011 was 7.56%, which includes the amortization of deferred financing costs related to the initial financing. The amended term of the agreement is for two years, renewable for two additional one year terms. The Agreement was automatically renewed June 13, 2010 to effect the term through June 13, 2011. This agreement was not renewed. On July 1, 2011, in connection with the Company’s purchase of MeadowWood Behavioral Health (See Note P), all of the Company’s outstanding long-term debt and revolving credit facility were repaid. The revolving credit note is collateralized by substantially all of the assets of the Company’s subsidiaries and guaranteed by PHC.

As of June 30, 2011, the Company was in compliance with all of its financial covenants under the revolving line of credit note. These covenants include only a debt coverage ratio and a minimum EBITDA.

NOTE H—CAPITAL LEASE OBLIGATION

At June 30, 2011, the Company was obligated under various capital leases for equipment providing for aggregate monthly payments of approximately $7,157 and terms expiring through June 2014.

The carrying value of assets under capital leases included in property and equipment and other assets are as follows:

	JUNE 30,
	2011	2010
Equipment and software	$321,348	$338,936
Less accumulated amortization and depreciation	(183,627)	(153,774)

	$137,721	$185,162

Amortization and depreciation expense related to these assets for the years ended June 30, 2011 and 2010 was $45,906 and $48,977 respectively.

The remaining balance of the Company’s obligations under capital lease of $19,558 is due in fiscal 2012.

NOTE I—ACCRUED EXPENSES AND OTHER LIABILITIES

Accrued expenses and other long-term liabilities consist of the following:

	JUNE 30,
	2011	2010
Accrued contract expenses	$702,054	$503,636
Accrued legal and accounting	1,127,623	313,313
Accrued operating expenses	1,251,601	806,491

Total	3,081,278	1,623,440
Less long-term accrued expenses	843,296	582,953

Accrued expenses current	$2,237,982	$1,040,487

Other long-term liabilities includes the long-term portion of rent obligations associated with the Company’s leases at certain locations.

NOTE J—INCOME TAXES

The Company has the following deferred tax assets included in the accompanying balance sheets:

	YEARS ENDED JUNE 30,
	2011	2010
Deferred tax asset:
Stock based compensation	$37,800	$33,382
Allowance for doubtful accounts	1,918,939	1,140,871
Transaction costs	193,791	—
Depreciation	24,827	446,825
Difference between book and tax bases of intangible assets	391,325	855,786
Credits	—	210,186
Operating loss carryforward	—	99,068
Other	496	4,871

Gross deferred tax asset	$2,567,178	$2,790,989

Less valuation allowance	—	(150,103)

Net deferred tax asset	$2,567,178	$2,640,886

These amounts are shown on the accompanying consolidated balance sheets as follows:

	YEARS ENDED JUNE 30,
	2011	2010
Net deferred tax asset:
Current portion	$1,919,435	$1,145,742
Long-term portion	647,743	1,495,144

	$2,567,178	$2,640,886

As of June 30, 2011, the Company believes that all deferred tax assets are more likely than not to be realized.

The components of the income tax provision (benefit) for the years ended June 30, 2011 and 2010 are as follows:

	2011	2010
Current
Federal	$772,611	$313,232
State	561,617	607,775

	1,334,228	921,007

Deferred
Federal	(62,768)	330,222
State	136,476	(145,129)

	73,708	185,093

Income tax provision	$1,407,936	$1,106,100

A reconciliation of the federal statutory rate to the Company’s effective tax rate for the years ended June 30, 2011 and 2010 is as follows:

	2011	2010
Income tax provision at federal statutory rate	34.0%	34.0%
Increase (decrease) in tax resulting from:
State tax provision, net of federal benefit	23.16	11.77
Non-deductible expenses	1.93	3.65
Transaction costs	18.77	0.00
Change in valuation allowance	(7.55)	0.35
Prior year refunds	(0.62)	(8.49)
Other, net	1.11	2.49

Effective income tax rate	70.80%	43.77%

During fiscal 2011, the Company incurred approximately $1,607,700 of transaction costs associated with the MeadowWood acquisition and the Acadia merger (See Note P). The Company has disallowed these costs for tax purposes.

The Company adopted certain provisions of ASC 740 “Income Taxes” on July 1, 2007 as it relates to uncertain tax positions. As a result of the implementation of ASC 740, the Company recognized no material adjustment in the liability for unrecognized tax benefits.

The Company recognizes interest and penalties related to uncertain tax positions in general and administrative expense. As of June 30, 2011, the Company has not recorded any provisions for uncertain tax positions or for accrued interest and penalties related to uncertain tax positions.

Tax years 2006-2010 remain open to examination by the major taxing authorities to which the Company is subject.

NOTE K—COMMITMENTS AND CONTINGENT LIABILITIES

Operating leases:

The Company leases office and treatment facilities, furniture and equipment under operating leases expiring on various dates through June 2019. Rent expense for the years ended June 30, 2011 and 2010 was $3,449,016 and $3,650,278, respectively. Rent expense includes certain short-term rentals. Minimum future rental payments under non-cancelable operating leases, having remaining terms in excess of one year as of June 30, 2011 are as follows:

YEAR ENDING JUNE 30,	AMOUNT
2012	$3,480,838
2013	3,066,926
2014	2,831,549
2015	2,533,014
2016	2,379,368
Thereafter	5,279,168

$19,570,863

Litigation:

During the current fiscal year, the Michigan Court of Appeals upheld an appeal involving the company and a terminated employee requiring the Company to pay $446,320, which included accrued interest, to the terminated employee to satisfy this judgment. This amount is shown as a legal settlement expense in the accompanying statements of income for the year ended June 30, 2011.

On June 2, 2011, a putative stockholder class action lawsuit was filed in Massachusetts state court, MAZ Partners LP v. Bruce A. Shear, et al., C.A. No. 11-1041, against the Company, the members of the Company’s board of directors, and Acadia Healthcare Company, Inc. The MAZ Partners complaint asserts that the members of the Company’s board of directors breached their fiduciary duties by causing the Company to enter into the merger agreement and further asserts that Acadia aided and abetted those alleged breaches of fiduciary duty. Specifically, the MAZ Partners complaint alleged that the process by which the merger agreement was entered into was unfair and that the agreement itself is unfair in that, according to the plaintiff, the compensation to be paid to the Company’s Class A shareholders is inadequate, particularly in light of the proposed cash payment to be paid to Class B shareholders and the anticipated pre-closing payment of a dividend to Arcadia shareholders and the anticipated level of debt to be held by the merged entity. The complaint sought, among other relief, an order enjoining the consummation of the merger and rescinding the merger agreement.

On June 13, 2011, a second lawsuit was filed in federal district court in Massachusetts, Blakeslee v. PHC, Inc., et al., No. 11-cv-11049, making essentially the same allegations against the same defendants. On June 21, 2011, the Company removed the MAZ Partners case to federal court (11-cv-11099). On July 7, 2011, the parties to the MAZ Partners case moved to consolidate that action with the Blakeslee case and asked the court to approve a schedule for discovery and a potential hearing on plaintiff’s motion for a preliminary injunction.

On August 11, 2011, the plaintiffs in the MAZ Partners case filed an amended class action complaint. Like the original complaint, the amended complaint asserts claims of breach of fiduciary duty against the Company, members of the Company’s board of directors, and claims of aiding and abetting those alleged breaches of fiduciary duty against Acadia. The amended complaint alleges that both the merger process and the provisions of the merger are unfair, that the directors and executive officers of the Company have conflicts of interests with regard to the merger, that the dividend to be paid to Acadia shareholders is inappropriate, that a special committee or independent director should have been appointed to represent the interest of the Class A shareholders, that the merger consideration is grossly inadequate and the exchange ratio is unfair, and that the preliminary proxy filed by the Company contains material misstatements and omissions. The amended complaint also seeks, among other things, an order enjoining the consummation of the merger and rescinding the merger agreement.

PHC and Acadia believe the claims are without merit and intend to defend against them vigorously. PHC and Acadia have recently filed motions to dismiss in each case. Regardless of the disposition of the motions to dismiss, PHC and Acadia do not anticipate the outcome to have a material impact on the progress of the merger.

Additionally, the Company is subject to various claims and legal action that arise in the ordinary course of business. In the opinion of management, the Company is not currently a party to any proceeding that would have a material adverse effect on its financial condition or results of operations.

NOTE L—STOCKHOLDERS’ EQUITY AND STOCK PLANS

Preferred Stock

The Board of Directors is authorized, without further action of the shareholders, to issue up to 1,000,000 shares in one or more classes or series and to determine, with respect to any series so established, the preferences, voting powers, qualifications and special or relative rights of the established class or series, which rights may be in preference to the rights of common stock. No shares of the Company’s preferred stock are currently issued.

Common Stock

The Company has authorized two classes of common stock, the Class A Common Stock and the Class B Common Stock. Subject to preferential rights in favor of the holders of the Preferred Stock, the holders of the common stock are entitled to dividends when, as and if declared by the Company’s Board of Directors. Holders of the Class A Common Stock and the Class B Common Stock are entitled to share equally in such dividends, except that stock dividends (which shall be at the same rate) shall be payable only in Class A Common Stock to holders of Class A Common Stock and only in Class B Common Stock to holders of Class B Common Stock.

Class A Common Stock

The Class A Common Stock is entitled to one vote per share with respect to all matters on which shareholders are entitled to vote, except as otherwise required by law and except that the holders of the Class A Common Stock are entitled to elect two members to the Company’s Board of Directors.

The Class A Common Stock is non-redeemable and non-convertible and has no pre-emptive rights.

All of the outstanding shares of Class A Common Stock are fully paid and nonassessable.

Class B Common Stock

The Class B Common Stock is entitled to five votes per share with respect to all matters on which shareholders are entitled to vote, except as otherwise required by law and except that the holders of the Class A Common Stock are entitled to elect two members to the Company’s Board of Directors. The holders of the Class B Common Stock are entitled to elect all of the remaining members of the Board of Directors.

The Class B Common Stock is non-redeemable and has no pre-emptive rights.

Each share of Class B Common Stock is convertible, at the option of its holder, into a share of Class A Common Stock. In addition, each share of Class B Common Stock is automatically convertible into one fully-paid and non-assessable share of Class A Common Stock (i) upon its sale, gift or transfer to a person who is not an affiliate of the initial holder thereof or (ii) if transferred to such an affiliate, upon its subsequent sale, gift or other transfer to a person who is not an affiliate of the initial holder. Shares of Class B Common Stock that are converted into Class A Common Stock will be retired and cancelled and shall not be reissued.

All of the outstanding shares of Class B Common Stock are fully paid and nonassessable.

Stock Plans

The Company has three active stock plans: a stock option plan, an employee stock purchase plan and a non-employee directors’ stock option plan, and three expired plans, the 1993 Employee and Directors Stock Option plan, the 1995 Non-employee Directors’ stock option plan and the 1995 Employee Stock Purchase Plan.

The stock option plan, dated December 2003 and expiring in December 2013, as amended in October 2007, provides for the issuance of a maximum of 1,900,000 shares of Class A Common Stock of the Company pursuant to the grant of incentive stock options to employees or nonqualified stock options to employees, directors, consultants and others whose efforts are important to the success of the Company. Subject to the provisions of this plan, the compensation committee of the Board of Directors has the authority to select the optionees and determine the terms of the options including: (i) the number of shares, (ii) option exercise terms, (iii) the exercise or purchase price (which in the case of an incentive stock option will not be less than the market price of the Class A Common Stock as of the date of grant), (iv) type and duration of transfer or other restrictions and (v) the time and form of payment for restricted stock upon exercise of options. As of June 30, 2011, 1,714,500 options were granted under this plan, of which 754,563 expired leaving 940,063 options available for grant under this plan.

On October 18, 1995, the Board of Directors voted to provide employees who work in excess of 20 hours per week and more than five months per year rights to elect to participate in an Employee Stock Purchase Plan (the “Plan”), which became effective February 1, 1996. The price per share shall be the lesser of 85% of the average of the bid and ask price on the first day of the plan period or the last day of the plan period to encourage stock ownership by all eligible employees. The plan was amended on December 19, 2001 and December 19, 2002 to allow for a total of 500,000 shares of Class A Common Stock to be issued under the plan. Before its expiration on October 18, 2005, 157,034 shares were issued under the plan. On January 31, 2006 the stockholders approved a replacement Employee Stock Purchase Plan to replace the 1995 plan. A maximum of 500,000 shares may be issued under the January 2006 plan (the “2006 Plan”). The new plan is identical to the old plan and expires on January 31, 2016. As of June 30, 2011, 71,936 shares have been issued under this plan. During fiscal 2008, the Board of Directors authorized a new offering for a six month contribution term instead of the former one year term. At June 30, 2011, there were 428,064 shares available for issue under the 2006 Plan.

The non-employee directors’ stock option plan provides for the grant of non-statutory stock options automatically at the time of each annual meeting of the Board. Under this plan, a maximum of 950,000 shares may be issued. Each outside director is granted an option to purchase 20,000 shares of Class A Common Stock annually at fair market value on the date of grant, vesting 25% immediately and 25% on each of the first three anniversaries of the grant and expiring ten years from the grant date. As of June 30, 2011, a total of 420,000 options were issued under the plan and there were 530,000 options available for grant under this plan.

The Company had the following activity in its stock option plans for fiscal 2011 and 2010:

	NUMBER OF SHARES	WEIGHTED-AVERAGE
		EXERCISE PRICE	REMAINING CONTRACTUAL TERM	AGGREGATE INTRINSIC VALUE
Outstanding balance—June 30, 2009	1,544,250	$1.98
Granted	235,000	1.09
Exercised	(2,000)	0.81		$680

Expired	(218,750)	1.70

Outstanding balance—June 30, 2010	1,558,500	1.89
Granted	112,000	1.65
Exercised	(95,000)	1.09		$98,560

Expired	(288,250)	2.32

Outstanding balance—June 30, 2011	1,287,250	1.83	3.83 years	$1,887,125

Exercisable at June 30, 2011	1,034,186	1.96	3.29 years	$1,388,225

Exercisable at June 30, 2010	1,189,372	$2.01	3.02 years	$58,773

In addition to the outstanding options under the Company’s stock plans, the Company has the following warrants outstanding at June 30, 2011:

DATE OF ISSUANCE	DESCRIPTION	NUMBER OF SHARES	EXERCISE PRICE PER SHARE	EXPIRATION DATE
06/13/2007	Warrants issued in conjunction with long-term debt transaction, $456,880 recorded as deferred financing costs	250,000	$3.09	June 2017
09/01/2007	Warrants issued for consulting services $7,400 charged to professional fees	6,000	$3.50	Sept 2012
10/01/2007	Warrants issued for consulting services $6,268 charged to professional fees	6,000	$3.50	Oct 2012
11/01/2007	Warrants issued for consulting services $6,013 charged to professional fees	6,000	$3.50	Nov 2012
12/01/2007	Warrants issued for consulting services $6,216 charged to professional fees	6,000	$3.50	Dec 2012
01/01/2008	Warrants issued for consulting services $7,048 charged to professional fees	6,000	$3.50	Jan 2013
02/01/2008	Warrants issued for consulting services $5,222 charged to professional fees	6,000	$3.50	Feb 2013
03/01/2008	Warrants issued for consulting services $6,216 charged to professional fees	6,000	$3.50	Mar 2013
04/01/2008	Warrants issued for consulting services $5,931 charged to professional fees	6,000	$3.50	Apr 2013
05/01/2008	Warrants issued for consulting services $6,420 charged to professional fees	6,000	$3.50	May 2013
06/01/2008	Warrants issued for consulting services $6,215 charged to professional fees	6,000	$3.50	June 2013
07/01/2008	Warrants issued for consulting services $5,458 charged to professional fees	6,000	$3.50	Jul 2013
08/01/2008	Warrants issued for consulting services $4,914 charged to professional fees	6,000	$3.50	Aug 2013
09/01/2008	Warrants issued for consulting services $5,776 charged to professional fees	6,000	$3.50	Sep 2013
10/01/2008	Warrants issued for consulting services $2,603 charged to professional fees	3,000	$3.50	Oct 2013
11/01/2008	Warrants issued for consulting services $1,772 charged to professional fees	3,000	$3.50	Nov 2013
12/01/2008	Warrants issued for consulting services $780 charged to professional fees	3,000	$3.50	Dec 2013
01/01/2009	Warrants issued for consulting services $725 charged to professional fees	3,000	$3.50	Jan 2014
02/01/2009	Warrants issued for consulting services $639 charged to professional fees	3,000	$3.50	Feb 2014
08/16/2010	Warrants issued for consulting services $11,626 charged to professional fees	20,000	$1.24	Aug 2013

The Company had the following warrant activity during fiscal 2011 and 2010:

Outstanding balance—June 30, 2009	343,000
Warrants issued	—
Exercised	—
Expired	—

Outstanding balance—June 30, 2010	343,000
Warrants issued	20,000
Exercised	—
Expired	—

Outstanding balance—June 30, 2011	363,000

During fiscal 2011, the Company issued warrants to purchase 20,000 shares of Class A common stock as part of a consulting agreement for marketing services. The fair value of these warrants of $11,626 was recorded as professional fees when each warrant was issued as reflected in the table above. No warrants were issued in fiscal 2010.

During the fiscal year ended June 30, 2011, the Company acquired 173,495 shares of Class A common stock for $215,327 under Board approved plans.

NOTE M—BUSINESS SEGMENT INFORMATION

	BEHAVIORAL HEALTH TREATMENT SERVICES	CONTRACT SERVICES	ADMINISTRATIVE SERVICES	ELIMINATIONS	TOTAL
For the year ended June 30, 2011
Revenues—external customers	$57,495,735	$4,512,144	$—	$—	$62,007,879
Revenues—intersegment	4,175,005	—	5,193,356	(9,368,361)	—
Segment net income (loss)	7,392,658	915,754	(7,728,407)	—	580,005
Total assets	19,523,739	1,250,903	7,507,348	—	28,281,990
Capital expenditures	852,359	215,089	14,362	—	1,081,810
Depreciation & amortization	856,220	92,615	156,413	—	1,105,248
Goodwill	969,098	—	—	—	969,098
Interest expense	155,926	—	154,747	—	310,673
Net income (loss) from equity method investments	7,340	—	18,524	—	25,864
Equity from equity method investments	72,980	—	—	—	72,980
Income tax expense	—	—	1,407,936	—	1,407,936

	BEHAVIORAL HEALTH TREATMENT SERVICES	CONTRACT SERVICES	ADMINISTRATIVE SERVICES	ELIMINATIONS	TOTAL
For the year ended June 30, 2010
Revenues—external customers	$49,647,395	$3,429,831	$—	$—	$53,077,226
Revenues—intersegment	4,002,558	—	4,999,992	(9,002,550)	—
Segment net income (loss)	6,607,215	465,297	(5,652,850)	—	1,419,662
Total assets	16,214,982	630,558	8,804,430	—	25,649,970
Capital expenditures	630,867	19,128	101,848	—	751,843
Depreciation & amortization	827,811	79,835	248,923	—	1,156,569
Goodwill	969,098	—	—	—	969,098
Interest expense	161,065	—	165,517	—	326,582
Net income (loss) from equity method investments	4,484	—	13,078	—	17,562
Equity from equity method investments	33,528	—	—	—	33,528
Income tax expense	—	—	1,106,100	—	1,106,100

All revenues from contract services provided for the treatment services segment and treatment services provided to other facilities included in the treatment services segment are eliminated in the consolidation and shown on the table above under the heading “Revenues intersegment”.

NOTE N—QUARTERLY INFORMATION (Unaudited)

The following presents selected quarterly financial data for each of the quarters in the years ended June 30, 2011 and 2010.

2011	1ST QUARTER	2ND QUARTER	3RD QUARTER	4TH QUARTER
Revenue	$15,071,420	$14,631,938	$15,455,635	$16,848,886
Income (loss) from operations	1,236,392	728,522	529,882	(398,473)
Provision for income taxes	557,027	251,270	299,266	300,373
Net income (loss) available to common shareholders	678,615	502,986	64,525	(666,121)*

Basic net income per common share	$0.03	$0.03	—	$(0.03)

Basic weighted average number of shares outstanding	19,532,095	19,462,818	19,500,873	19,524,104

Fully diluted net income per common share	$0.03	$0.03	—	$(0.03)

Fully diluted weighted average number of shares outstanding	19,603,138	19,593,689	19,872,067	19,524,104

*	During the quarter ended June 30, 2011, the Company incurred approximately $1,607,700 of transaction costs associated with the MeadowWood acquisition and Acadia merger (See Note P).

2010	1ST QUARTER	2ND QUARTER	3RD QUARTER	4TH QUARTER
Revenue	$12,647,428	$12,864,563	$13,532,174	$14,033,061
Income from operations	355,898	513,705	781,440	921,704
Provision for income taxes	133,431	248,619	289,031	435,019
Net income available to common shareholders	223,604	288,239	469,172	438,647

Basic net income per common share	0.01	0.01	0.02	0.02

Basic weighted average number of shares outstanding	19,997,549	19,800,509	19,762,241	19,692,391

Fully diluted net income per common share	0.01	0.01	0.02	0.02

Fully diluted weighted average number of shares outstanding	20,141,989	19,855,419	19,861,449	19,766,855

NOTE O—EMPLOYEE RETIREMENT PLAN

The PHC 401 (k) RETIREMENT SAVINGS PLAN (the “401(k) Plan”) is a qualified defined contribution plan in accordance with Section 401(k) of the Internal Revenue Code (the “code”). All eligible employees over the age of 21 may begin contributing on the first day of the month following their completion of two full months of employment or any time thereafter. Eligible employees can make pretax contributions up to the maximum allowable by Code Section 401(k). The Company may make matching contributions equal to a discretionary percentage of the employee’s salary reductions, to be determined by the Company. During the years ended June 30, 2011 and 2010 the Company made no matching contributions.

NOTE P—SUBSEQUENT EVENTS

MeadowWood Acquisition

On July 1, 2011, the Company completed the acquisition of MeadowWood Behavioral Health, a behavioral health facility located in New Castle, Delaware (“MeadowWood”) from Universal Health Services, Inc. (the “Seller”) pursuant to the terms of an Asset Purchase Agreement, dated as of March 15, 2011, between the Company and the Seller (the “Purchase Agreement”). In accordance with the Purchase Agreement, PHC MeadowWood, Inc., a Delaware corporation and subsidiary of the Company (“PHC MeadowWood”) acquired substantially all of the operating assets (other than cash) and assumed certain liabilities associated with MeadowWood. The purchase price was $21,500,000, and is subject to a working capital adjustment. At closing, PHC MeadowWood hired Seller’s employees currently employed at MeadowWood and assumed certain obligations with respect to those transferred employees. Also at closing, PHC MeadowWood and the Seller entered into a transition services agreement to facilitate the transition of the business.

The assets acquired and liabilities assumed will be recorded based on their relative fair values as of the closing date of the MeadowWood acquisition. The estimated purchase price and fair values of assets acquired and liabilities assumed are as follows:

Calculation of purchase price:

Cash purchase price (subject to adjustment)	$21,500,000

Accounts Receivables (net)	$1,796,781
Prepaid expenses and other current assets	97,134
Land	1,420,000
Building and Improvements	7,700,300
Furniture and Equipment	553,763
Licenses	700,000
Goodwill	9,541,046
Accounts Payable	(157,484)
Accrued expenses and other current liabilities	(151,540)

$21,500,000

The fair values of assets acquired and liabilities assumed are based on management’s best preliminary estimates. The actual fair values of assets acquired and liabilities assumed may differ from those reflected.

The following presents the pro forma net income and net income per common share for the years ended June 30, 2011 and 2010 of the Company’s acquisition of MeadowWood assuming the acquisition occurred as of July 1, 2009.

	YEAR ENDED JUNE 30, (UNAUDITED)
	2011	2010
Revenues	$76,621,243	$66,820,062

Net income	$1,019,112	$2,104,228

Net income per common share	$0.05	$0.11

Fully diluted weighted average shares outstanding	19,787,461	19,914,954

This unaudited pro forma condensed combined financial information is not necessarily indicative of the results of operations that would have been achieved had the acquisition actually taken place at the dates indicated and do not purport to be indicative of future position or operating results.

Also on July 1, 2011 (the “Closing Date”), and concurrently with the closing under the Purchase Agreement, the Company and its subsidiaries entered into a Credit Agreement with the lenders party thereto (the “Lenders”), Jefferies Finance LLC, as administrative agent, arranger, book manager, collateral agent, and documentation agent for the Lenders, and as syndication agent and swingline lender, and Jefferies Group, Inc., as issuing bank (the “Credit Agreement”). The terms of the Credit Agreement provide for (i) a $23,500,000 senior secured term loan facility (the “Term Loan Facility”) and (ii) up to $3,000,000 senior secured revolving credit facility (the “Revolving Credit Facility”), both of which were fully borrowed on the Closing Date in order to finance the MeadowWood purchase, to pay off the Company’s existing loan facility with CapitalSource Finance LLC, for miscellaneous costs, fees and expenses related to the Credit Agreement and the MeadowWood purchase, and for general working capital purposes.

The Term Loan Facility and Revolving Credit Facility mature on July 1, 2014, and 0.25% of the principal amount of the Term Loan Facility will be required to be repaid each quarter during the term. The Company’s current and future subsidiaries are required to jointly and severally guarantee the Company’s obligations under the Credit Agreement, and the Company and its subsidiaries’ obligations under the Credit Agreement are secured by substantially all of their assets.

Acadia Merger

In addition, on May 23, 2011, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Acadia Healthcare Company, Inc., a Delaware corporation (“Acadia”), and Acadia Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of Acadia (“Merger Sub”), pursuant to which, subject to the satisfaction or waiver of the conditions therein, the Company will merge with and into Merger Sub, with Merger Sub continuing as the surviving company (the “Merger”). Upon the completion of the Merger, Acadia stockholders will own approximately 77.5% of the combined company and PHC’s stockholders will own approximately 22.5% of the combined company. The Merger is intended to qualify for federal income tax purposes as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended. Acadia operates a network of 19 behavioral health facilities with more than 1,700 beds in 13 states. (For additional information regarding this transaction, please see our report on Form 8-K, filed with the Securities and Exchange Commission on May 25, 2011 and our preliminary proxy statement filed with the Securities and Exchange Commission on July 13, 2011).

Subsequent to year end, in connection with the proposed transaction, Acadia filed with the SEC a registration statement that containing the proxy statement concurrently filed by PHC which will constitute an Acadia prospectus.